CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our report dated April 3, 2020, relating to the consolidated financial statements of Hygge Integrated Brands Corp. as of and for the year ended May 31, 2019 and for the period from the date of inception on February 15, 2018 to May 31, 2018. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

May 15, 2020